UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 20, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

On August 25, 2015, Axion Power International, Inc. (the “Company”) received a written notification from the Nasdaq Stock Market LLC that it did not meet the minimum of $2,500,000 in shareholders’ equity for continued listing (as set forth in Listing Rule 5550(b)(1)) as a result of the report of shareholders equity of $570,824 in the Company’s Form 10-Q for the period ended June 30, 2015. On November 20, 2015, the Company received written notification that based upon review of the Company’s submissions and its filings with the SEC, Nasdaq has granted the Company an extension until February 22, 2016, to demonstrate it has regained compliance with this minimum shareholders’ equity requirement. Evidence of compliance shall be set forth in a Current Report on Form 8-K to be filed on or before February 22, 2016, and the Company must show a minimum shareholders’ equity of $2,500,000 at the end of the period in which it regained compliance as reported in the periodic report (on Form 10-K or 10-Q as applicable) for the period in which compliance is regained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 23, 2015

Axion Power International, Inc.

By:	/s/ Donald Farley
Donald Farley
Chairman